Exhibit 10.34

I.P. ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS I.P. ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is dated and effective as of the 31st day of January 2021 (the “Effective Date”) and is entered into by and between 2020 NOTEHOLDERS2020 NOTEHOLDERS, LLC, a Louisiana limited liability company (“2020 NOTEHOLDERS”); and, DATA443 RISK MITIGATION, INC., a North Carolina corporation (“Data443”), each a “Party”, and collectively the “Parties”.

WHEREAS, pursuant to the Asset Sale Agreement by and between Data443 and the parties identified therein as the Sellers (the “Sale Agreement”), 2020 NOTEHOLDERS has agreed to assign to Data443 all of the intellectual property rights owned by 2020 NOTEHOLDERS relating to the business segment referred to as “ArcMail” (collectively, the “ArcMail I.P. Rights”), which include, without limitation, all right, title, and interest in and to the trademarks listed on the Execution Page to this Agreement (the “Trademarks”), together with the goodwill of 2020 Noteholders connected with and symbolized by the ArcMail I.P. Rights and the Trademarks; and

WHEREAS, the Effective Date hereunder is the same date of the Closing Date under the Sale Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. 2020 NOTEHOLDERS hereby sells, assigns, transfers, conveys, and delivers to Data443, its successors and assigns, all of its right, title and interest in and to the ArcMail I.P. Rights, together with the Trademarks and the goodwill of 2020 NOTEHOLDERS connected with and symbolized by the ArcMail I.P Rights and the Trademarks (including, without limitation, the right to renew any registrations included in the Trademarks; the right to apply for trademark registrations within or outside the United States based in whole or in part upon the Trademarks: the right to bring an action for any and all past infringements of the rights being assigned and the right to collect and retain any proceeds therefrom; and, any priority right that may arise from the Trademarks), the same to be held and enjoyed by Data443 as fully and entirely as said interest could have been held and enjoyed by 2020 NOTEHOLDERS had this sale, assignment, transfer, conveyance, and deliverance not been made.

2. At and from time-to-time following the Effective Date, 2020 NOTEHOLDERS agrees to (i) execute and deliver to Data443 such other documents; and, (ii) do such other acts and things, all as Data443 may reasonably request, for the purpose of carrying out the intent of this Agreement and the transactions envisioned hereunder.

3. Each Party agrees to cooperate in good faith with the other Party, generally, and in particular, each Party shall use and exercise its best efforts, taking all reasonable, ordinary and necessary measures to resolve any differences or problems which may arise in the future.

4. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Each counterpart may be delivered by facsimile transmission or electronic transmission (E-Mail), which transmission shall be deemed to be delivery of an originally executed document.

5. This Agreement shall be governed, including as to validity, interpretation, and effect, by, and construed in accordance with, the internal laws of the State of North Carolina applicable to agreements made and fully performed within the State of North Carolina.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties in Wake County, North Carolina, and shall be effective as of and on the Effective Date. Each Party hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

[Execution Page Follows]

[Execution Page to I.P. Assignment and Assumption Agreement]

2020 NOTEHOLDERS:	DATA443:

2020 NOTEHOLDERS, INC.,	DATA443 RISK MITIGATION, INC.,
a Louisiana corporation	a North Carolina corporation

BY:		BY:

NAME:	Rory Welch	NAME:	Jason Remillard

TITLE:	President	TITLE:	President

DATED:		DATED:

TRADEMARKS

Mark	Goods/Services	Application Serial Number	Registration Number	Applicant	Registration Date
ARCMAIL	Class 9; 42; 45	86831604	5025732	WALA, Inc.	08-23-2016

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NOTARY/ACKNOWLEDGEMENTS

STATE OF LOUISIANA
ss
PARISHC OF CADDO

I, Richard D. Lamb, III, Notary Public, certify that Ross P. Barrett personally came before me this day and acknowledged that he is Manager of 2020 Noteholders2020 Noteholders, LLC, a State of Louisiana limited liability company, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its President sealed with its corporate seal, and attested by himself as its President.

Witness my hand and official seal, this the January ____, 2021

_________________________________

Print Name: ______________________

NOTARY PUBLIC

My commission expires: _________________.

[Seal]

STATE OF ________________
ss
COUNTY OF _____________

I,___________________________, Notary Public, certify that Jason Remillard personally came before me this day and acknowledged that he is President of Data443 Risk Mitigation, Inc., a State of North Carolina corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its President sealed with its corporate seal, and attested by himself as its President.

Witness my hand and official seal, this the January ____, 2021

_________________________________

Print Name: ______________________

NOTARY PUBLIC

My commission expires: _________________.

[Seal]

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